Exhibit 10.5

AMENDMENT NO. 1 TO COMMON STOCK PURCHASE AGREEMENT

This Amendment No. 1 to Common Stock Purchase Agreement (this “Amendment”) is made as of May 4, 2015, by and between Viking Therapeutics, Inc., a Delaware corporation (the “Company”), and Brian Lian, Ph.D. (“Purchaser”).

RECITALS

WHEREAS, the Company and Purchaser are parties to that certain Common Stock Purchase Agreement, made as of February 20, 2014 (the “Purchase Agreement”) pursuant to which the Company issued and sold to Purchaser, and Purchaser purchased from the Company, an aggregate of 1,000,000 shares (the “Purchased Shares”) of the Company’s common stock, par value $0.00001 per share (“Common Stock”);

WHEREAS, pursuant to that certain Amended and Restated Stock Repurchase Agreement, dated as of April 28, 2015, by and among the Company, Purchaser, Michael Dinerman, M.D., Rochelle Hanley, M.D. and Isabelle Dinerman, the Company repurchased from Purchaser an aggregate of 633,810 of the Purchased Shares at a repurchase price of $0.00001 per share on the date hereof (the “Share Repurchase”);

WHEREAS, the Company and Purchaser desire to amend the Purchase Agreement to reflect the vesting schedule for Purchaser’s outstanding unvested Vesting Shares after giving effect to the Share Repurchase; and

WHEREAS, pursuant to Section 11(c) of the Purchase Agreement, no modification or amendment to the Purchase Agreement shall be effective unless in writing signed by the parties to the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:

ARTICLE 1

AMENDMENT

1.1 AMENDMENT TO SECTION 4(C) OF THE PURCHASE AGREEMENT. The second sentence of Section 4(c) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Of the Vesting Shares, 183,095 Shares shall vest on the Award Date I and 183,095 Shares shall vest on the Award Date II.”

ARTICLE 2

GENERAL PROVISIONS

2.1 CAPITALIZED TERMS. All capitalized terms in this Amendment, to the extent not otherwise defined herein, shall have the meaning assigned to them in the Purchase Agreement.

2.2 CONTINUING EFFECTIVENESS. Except as modified by this Amendment, the Purchase Agreement shall remain in full force and effect and no party by virtue of entering into this Amendment is waiving any rights it has under the Purchase Agreement, and once this Amendment is executed by the parties hereto, all references in the Purchase Agreement to “the Agreement” or “this Agreement,” as applicable, shall refer to the Purchase Agreement as modified by this Amendment.

2.3 SUCCESSORS AND ASSIGNS. The rights and benefits of this Amendment shall inure to the benefit of, and be enforceable by the Company and its successors and assigns.

2.4 GOVERNING LAW. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

2.5 COUNTERPARTS. This Amendment may be executed in one or two counterparts, including counterparts transmitted by facsimile or other electronic transmission, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

THE COMPANY:

VIKING THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Michael Dinerman, M.D.
Name:	Michael Dinerman, M.D.
Title:	COO

PURCHASER:

/s/ Brian Lian, Ph.D.
BRIAN LIAN, PH.D.